Exhibit 10.12

Execution Version

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (“Agreement”) is entered into as of August 24, 2024 (“Third Amendment Effective Date”) by and among IONETIX CORPORATION, a Delaware corporation (“Borrower”), IONETIX ALPHA CORPORATION, a Delaware corporation (“Guarantor”, and together with the borrower, the “Loan Parties”), the Lenders (as defined in the Credit Agreement (as defined herein)), SHAMROCK IONETIX, LLC, as administrative agent (“Administrative Agent”) and as collateral agent (“Collateral Agent”) for the Lenders (Administrative Agent and Collateral Agent, collectively referred to herein as “Agents” and individually, each as an “Agent”).

W I T N E S S E T H:

WHEREAS, Administrative Agent, Collateral Agent, Lenders, Borrower and Guarantor are parties to that certain Credit Agreement dated as of February 24, 2023 (as amended, restated, supplemented or modified from time to time, and as further amended by this Agreement, the “Credit Agreement”); unless otherwise defined herein, capitalized terms used herein that are not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit Agreement);

WHEREAS, Borrower has requested that the Lenders extend the Maturity Date for the Term Loan for an additional 180 days from the Existing Maturity Date pursuant to Section 2.23 of the Credit Agreement (the “Extension”);

WHEREAS, Administrative Agent and Lenders desire to confirm the Extension and the parties hereto desire to amend certain provisions of the Credit Agreement in connection with the Extension.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

1. Amendments to Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 2 of this Agreement and in reliance upon the representations and warranties made by the Loan Parties in Section 3 hereof, the Credit Agreement is hereby amended as set forth below in this Section 1:

a. Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of “Convertible Note Purchase Agreement” as follows:

““Convertible Note Purchase Agreement” shall mean each of (a) that certain Convertible Note Purchase Agreement dated as of June 1, 2023, by and among Ionetix-α and POINT Biopharma, Inc., a Delaware corporation, as amended by that certain Amendment of Convertible Note Purchase Agreement dates as of September 29, 2023, and as in effect as of the First Amendment Effective Date (the “POINT Convertible Note Purchase Agreement”); and (b) that certain Convertible Note Purchase Agreement dated as of July 22, 2024, by and among the Borrower and Eli Lilly and Company, an Indiana corporation, and as in effect as of the Third Amendment Effective Date (the “Lilly Convertible Note Purchase Agreement”). References in this Agreement to “the Convertible Note Purchase Agreement” are deemed to be to “a Convertible Note Purchase Agreement” to the extent appropriate in the context.”

b. Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of “Extension Fee” as follows:

““Extension Fee” shall mean an amount equal to 0.1667% multiplied by the aggregate principal amount of the Term Loan of all Lenders that is outstanding as of the date on which the relevant Extension Fee is required to be paid under Section 2.23. References in this Agreement to “the Extension Fee” are deemed to include the plural “the Extension Fees” to the extent appropriate in the context.”

c. Section 1.01 of the Credit Agreement is hereby amended by inserting the following new definitions in their respective proper alphabetical order:

““Extended Maturity Date” shall mean February 20, 2025.”

““Third Amendment Effective Date” shall mean August 24, 2024.”

d. Section 2.06(c) is hereby amended by the addition of the following sentence at the end thereof as follows:

“Notwithstanding the foregoing, the parties confirm and agree that, on August 20, 2024, the Borrower paid to the Lenders, in cash, all interest that accrued on the Term Loan from October 1, 2023 through August 31, 2024 in the aggregate amount of $872,666.”

e. Section 2.23 of the Credit Agreement is hereby amended and restated in full as follows:

“SECTION 2.23 Extension of Maturity Date.

(a) Confirmation of Extension. The Existing Maturity Date was extended effective as of the Third Amendment Effective Date from August 24, 2024 to the Extended Maturity Date.

(b) Extension Fees. The Borrower shall pay to the Lenders (through the Administrative Agent) an Extension Fee which shall be due and payable on the first Business Day of each calendar month beginning with September 2, 2024 and through and including February 3, 2024, such that up to six (6) Extension Fees are due and payable under this Section 2.23(b); provided that if the Maturity Date occurs before the Extended Maturity Date each unpaid Extension Fee will instead be due and payable on such earlier Maturity Date. Each Extension Fee that is due and payable under this Section 2.23 shall constitute an Obligation, and once paid no Extension Fee (or any part thereof) shall be refundable under any circumstances.

f. Section 6.01(a) of the Credit Agreement is hereby amended and restated in full as follows:

“(a) (1) Indebtedness of Ionetix-α in an aggregate original principal amount not to exceed $10,000,000 evidenced by the POINT Convertible Note Purchase Agreement, as in effect on the First Amendment Effective Date, solely to the extent that the obligations thereunder have not been converted to Equity Interests of Ionetix-α in accordance with the terms therein; and (2) Indebtedness of the Borrower in an aggregate original principal amount not to exceed $10,000,000 evidenced by the Lilly Convertible Note Purchase Agreement, as in effect on the Third Amendment Effective Date, solely to the extent that the obligations thereunder have not been converted to Equity Interests of the Borrower in accordance with the terms therein;”

g. Schedule 3.27 to the Credit Agreement is amended by replacing such Schedule with Schedule 3.27 attached hereto as Exhibit A.

2. Conditions. The effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent:

a. the execution and delivery of this Agreement by the Borrower, Guarantor, Administrative Agent, Collateral Agent and the Required Lenders;

b. the representations and warranties set forth in Section 3 of this Agreement, Article III of the Credit Agreement and in each other Loan Document shall be true and correct in all material respects (or, in the case of any such representation or warranty already qualified by materiality, in all respects) on and as of the date hereof with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date;

c. no Default or Event of Default shall have occurred and be continuing; and

d. the Administrative Agent and the Lenders shall have received (i) a certificate of the Secretary, Assistant Secretary or another Responsible Officer of each Loan Party dated the Third Amendment Effective Date and certifying (A) that attached thereto is a true and complete copy of the certificate or articles of incorporation and bylaws including all amendments thereto of such Loan Party as in effect on the Second Amendment Effective Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors or other governing body of such Loan Party authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which such Person is a party, and that such resolutions and consents have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of such Loan Party have not been amended since the date of the most recent amendment reflected in the documents attached to such certificate of the Secretary, Assistant Secretary or other Responsible Officer, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; (ii) a certificate of another officer as to the incumbency and specimen signature of the Secretary, Assistant Secretary or Responsible Officer executing the certificate pursuant to clause (i) above; and (iii) such other documents as the Lenders or the Administrative Agent may reasonably request.

3. Representations and Warranties. Each Loan Party hereby represents and warrants to each Agent and each Lender as follows:

a. the execution, delivery and performance by such Loan Party of this Agreement have been duly authorized by all requisite corporate and, if required, stockholder action and (ii) will not (A) violate (u) any material provision of law, statute, rule or regulation, (v) any certificate or articles of incorporation, the articles of association, the memorandum of association or other constitutive documents or by-laws of the Borrower or any Subsidiary, (w) any order of any Governmental Authority, (x) any Material Contract, (y) any provision of any other indenture, agreement or other instrument to which the Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound, or (z) any preemptive rights, rights of first refusal or other rights to purchase or subscribe for debt or equity securities or rights or securities exercisable or exchangeable for or convertible into such securities applicable to the Borrower, (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any Material Contract or any other such indenture, agreement or other instrument or (C) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any Subsidiary (other than any Lien created hereunder or under the Security Documents);

b. each Loan Party has the power and authority to execute, deliver and perform its obligations under this Agreement and each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is a party;

c. this Agreement constitutes the legal, valid and binding obligations of each Loan Party enforceable against such Person in accordance with its terms; and

d. no Default or Event of Default exists or would result from the transactions contemplated by this Agreement.

4. No Modification. Nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Credit Agreement or any of the other Loan Documents or constitute a course of conduct or dealing among the parties. The Agents and Lenders reserve all rights, privileges and remedies under the Loan Documents. Except as amended or consented to hereby, the Credit Agreement and other Loan Documents remain unmodified and in full force and effect. All references in the Loan Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby. This Agreement shall constitute a Loan Document.

5. Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

6. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that none of the Loan Parties may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agents and all affected Lenders.

7. Governing Law. The laws of the State of New York shall govern all matters arising out of, in connection with or relating to this Agreement, including, without limitation, its validity, interpretation, construction, performance and enforcement (including, without limitation, any claims sounding in contract or tort law arising out of the subject matter hereof and any determinations with respect to post-judgment interest).

8. Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

9. Captions. The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

10. Reaffirmation. Each Loan Party as debtor, grantor, pledgor, guarantor, assignor, or in any other similar capacity in which such Loan Party grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto) and (ii) to the extent such Loan Party granted liens on or security interests in any of its property pursuant to any such Loan Document as security for or otherwise guaranteed the Borrower’s Obligations under or with respect to the Loan Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby. Each Loan Party hereby consents to this Agreement and acknowledges that each of the Loan Documents remains in full force and effect and is hereby ratified and reaffirmed. Except as expressly set forth herein, execution of this Agreement shall not operate as a waiver of any right, power or remedy of the Agent or Lenders, constitute a waiver of any provision of any of the Loan Documents or serve to effect a novation of the Obligations.

11. Release of Claims. In consideration of the Lenders’ and each Agent’s agreements contained in this Agreement, each Loan Party hereby irrevocably releases and forever discharge the Lenders and each Agent and their affiliates, subsidiaries, successors, assigns, directors, officers, employees, agents, consultants and attorneys (each, a “Released Person”) of and from any and all claims, suits, actions, investigations, proceedings or demands, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which such Loan Party ever had or now has against any Agent, any Lender or any other Released Person which relates, directly or indirectly, to any acts or omissions of any Agent, any Lender or any other Released Person relating to the Credit Agreement or any other Loan Document on or prior to the date hereof.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date set forth above.

IONETIX CORPORATION

By:	/s/ Kevin J. Cameron
Name:	Kevin J. Cameron
Title:	Chief Executive Officer

IONETIX ALPHA CORPORATION

By:	/s/ Kevin J. Cameron
Name:	Kevin J. Cameron
Title:	President and CEO

Signature Page

Third Amendment

SHAMROCK IONETIX, LLC, as Administrative Agent, Collateral Agent and Required Lenders

By:	/s/ Gregory S. Martin
	Name:	Gregory S. Martin
	Title:	President

Signature Page

Third Amendment